EXHIBIT 10.1

2002 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated

The purpose of this Plan is to provide eligible employees of Centene Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"), commencing on July 1, 2002. An aggregate of 1,800,000 shares of Common Stock has been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistently therewith. The Plan is hereby amended and restated effective October 1, 2015.

1.Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.Eligibility. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)they have been employed by the Company or a Designated Subsidiary for at least ninety days prior to the offering period;

(b)they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below); and

(c)	they are not an intern, per diem, project based, or SPA (special professional associate) employee.

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns five percent or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.
3.Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1 and October 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a three-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve months or less for subsequent Offerings.

4.Participation. An employee eligible during the Open Enrollment window may participate in such Offering by electronically enrolling on the Company’s stock plan administrator’s website. The electronic enrollment will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee updates their electronic enrollment during the Open Enrollment window or withdraws from the Plan, the employee's deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

5.Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount equal to:

(a)from a minimum of 1.0% to a maximum of 10.0% as specified by the employee, multiplied by;

(b)the amount of Compensation the employee receives during the Plan Period, up to a maximum of $8,333.33 of Compensation per month.

6.Deduction Changes. An employee may decrease or discontinue the employee's payroll deduction once during any Plan Period, by updating their enrollment election on the stock plan administrator’s website at least twenty one calendar days prior to the last day of such Plan Period. An employee may not, however, increase the employee's payroll deduction during a Plan Period. If an employee elects to discontinue the employee's payroll deductions during a Plan Period, but does not elect to withdraw the employee's funds pursuant to Section 8 hereof, funds deducted prior to the employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.Withdrawal of Funds. An employee may at any time at least twenty one calendar days prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. If an employee withdraws from participation in an Offering, he or she may participate in the immediately following Offering and any Offering thereafter in accordance with terms and conditions established by the Board or the Committee.

If an employee makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code, which plan is sponsored by or otherwise in which the Company or Designated Subsidiary participates, such employee shall be suspended from making payroll deductions under the Plan for a period of six months. Such employee may resume payroll deductions by filing a new payroll authorization form after the expiration of such period of suspension, subject to and otherwise in accordance with the terms of the Plan. In the event of any such hardship withdrawal from any such 401(k) plan, such employee shall receive a withdrawal hereunder coincident with or as soon as administratively feasible after such payroll deductions are suspended.
9.Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole and fractional shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $833.33 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) that permits the employee’s rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate that exceeds $2,500 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each Plan Period in which the Option is outstanding at any time.
The purchase price for each share purchased will be 95% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the New York Stock Exchange or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.
Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised the employee’s Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full and fractional shares of Common Stock reserved for the purpose of the Plan that the employee’s accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.
Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law), (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate, or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person or persons as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from the employee's pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

14.Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.Holding Period. By purchasing shares hereunder, absent written consent from the Company to the contrary, the employee agrees not to sell, contract to sell, make any short sale of, grant any option for the purchase of or otherwise dispose of any of said shares during the 90 day period following the Exercise Date of the Plan Period pursuant to which the shares were purchased.

17.Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property that a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation that does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan: (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to the employee's account as of a date determined by the Board or the Committee, which date shall not be less than ten days preceding the effective date of such transaction.

Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

18.Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on The New York Stock Exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.Governing Law. The Plan shall be governed by Missouri law except to the extent that such law is preempted by federal law.

22.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26.      Effective Date and Approval of Stockholders. The Plan took effect on April 24, 2002, and was approved by the stockholders of the Company as required by Section 423 of the Code, which approval occurred within twelve months of the adoption of the Plan by the Board. The Plan is amended by this restatement effective March 15, 2018.